Exhibit 99.4

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following pro forma financial information has been revised for the effects of the restatement, as discussed in Note 2 to the Unaudited Combined and Consolidated Financial Statements of Protego Historical for the year ended December 31, 2005 and as of and for the three months ended March 31, 2006, included as Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K. Please refer to the Evercore Partners Inc. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006 for more recent information.

The unaudited condensed consolidated pro forma financial information of Evercore Partners Inc. should be read together with “Organizational Structure”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Evercore Holdings and Protego Historical financial statements and related notes included elsewhere in this prospectus.

The following unaudited condensed consolidated pro forma statements of income for the year ended December 31, 2005 and the three months ended March 31, 2006 and the unaudited condensed consolidated pro forma statement of financial condition at March 31, 2006 present the consolidated results of operations and financial position of Evercore Partners Inc. assuming that all the transactions described under “Organizational Structure” had been completed as of January 1, 2005 with respect to the unaudited condensed consolidated pro forma statements of income and as of March 31, 2006 with respect to the unaudited pro forma statement of financial condition data. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions and this offering, on the historical financial information of Evercore Holdings. The adjustments are described in the notes to the unaudited condensed consolidated pro forma statements of income and financial condition.

The Evercore LP pro forma adjustments principally give effect to the following items:

•

the Formation Transaction described in “Organizational Structure”, including the elimination of the financial results of the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, which will not be contributed to Evercore LP, and the cash distribution of pre-offering profits to our Senior Managing Directors; and

•

the Protego Combination described in “Organizational Structure”, including certain purchase accounting adjustments such as the allocation of the purchase price to acquired assets and assumed liabilities.

The Evercore Partners Inc. pro forma adjustments principally give effect to the Formation Transaction and the Protego Combination described in “Organizational Structure” as well as the following items:

•

in the case of the unaudited condensed consolidated pro forma statements of income data, total compensation and benefits expenses at 50% of our net revenue, which gives effect to our policy following this offering to set our total compensation and benefits expenses at a level not to exceed 50% of our net revenue each year (excluding for purposes of this calculation, any revenue or compensation and benefits expense relating to gains or losses on investments or carried interest), and we initially expect to accrue compensation and benefits expense equal to 50% of our net revenue following this offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating Expenses—Employee Compensation and Benefits Expense”;

•

in the case of the unaudited condensed consolidated pro forma statements of income data, a provision for corporate income taxes at an effective tax rate of 44%, which assumes the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and reflected net of U.S. federal tax benefit; and

•	this offering and our use of a portion of the proceeds to repay debt as described in “Use of Proceeds”.

The unaudited condensed consolidated pro forma financial information is included for informational purposes only and does not purport to reflect the results of operations or financial position of Evercore that would have occurred had we operated as a public company during the periods presented. The unaudited condensed consolidated pro forma financial information should not be relied upon as being indicative of our results of operations or financial condition had the transactions contemplated in connection with the Formation Transaction, the Protego Combination and this offering been completed on the dates assumed. The unaudited condensed consolidated pro forma financial information also does not project the results of operations or financial position for any future period or date.

Restatement. Protego Asesores, S.A. de C.V. (“Asesores”), through its subsidiary Protego Casa de Bolsa, S.A. de C.V. (“PCB”), enters into repurchase agreements with clients whereby PCB transfers to the clients securities (typically, Mexican government securities) in exchange for cash and concurrently agrees to repurchase the securities at a future date for an amount equal to the cash exchanged plus a stipulated premium or interest factor. PCB deploys the cash received from, and acquires the securities deliverable to clients under these repurchase arrangements by purchasing securities in the open market or by entering into reverse repurchase agreements with unrelated third parties. PCB accounts for these repurchase and reverse repurchase agreements as collateralized financing transactions. PCB recorded a liability in the Combined and Consolidated Statements of Financial Position in relation to repurchase transactions executed with clients as securities sold under agreements to repurchase. PCB recorded as assets in the Combined and Consolidated Statements of Financial Position financial instruments owned and pledged as collateral at fair value (where it has acquired the securities deliverable to clients under these repurchase arrangements by purchasing securities in the open market) and securities purchased under agreements to resell (where it has acquired the securities deliverable to clients under these resell agreements by entering into reverse repurchase agreements with unrelated third parties). As of December 31, 2005, and March 31, 2006 PCB had $44.8 million and $98.0 million, respectively of repurchase transactions executed with clients, of which $29.4 million and $48.0 million, respectively related to securities PCB purchased in the open market and $15.3 million and $50.0 million, respectively of reverse repurchase transactions with third parties. Net income for the period includes interest income earned and interest expense incurred under these agreements. Previously, Asesores accounted for these arrangements on a net basis instead of recording separate assets and liabilities or separately recording revenue for the interest earned and the associated interest expense as an offset to total revenue.

Upon consideration of Financial Interpretation No. 41 (“FIN 41”) and the provisions of SFAS No. 140, Asesores has determined that the historical combined and consolidated financial statements of Asesores for the year ended December 31, 2005 and as of and for the three months ended March 31, 2006 should have reflected these transactions on a gross basis and has restated certain financial information for the year ended December 31, 2005 and the three months ended March 31, 2006. There was no impact from this restatement on the years prior to December 31, 2005.

Unaudited Condensed Consolidated Pro Forma Statements of Income

	Year Ended December 31, 2005
	(dollars in thousands, except per share data)
	Evercore Holdings Historical	Adjustments for Formation			Evercore Post Formation	Protego Historical	Protego Combination Adjustments			Protego as Adjusted	Evercore LP Pro Forma	Adjustments for Offering			Evercore Partners Inc. Pro Forma
						Restated				Restated	Restated				Restated
Advisory Revenue	$110,842	$			$110,842	$16,388	$			$16,388	$127,230	$			$127,230
Investment Management Revenue	14,584		976	(a)	15,560	2,855				2,855	18,415				18,415
Interest Income and Other Revenue	209				209	2,434				2,434	2,643				2,643

Total Revenues	125,635		976		126,611	21,677		—		21,677	148,288				148,288
Interest Expense	—		—		—	2,156		—		2,156	2,156		—		2,156

Net Revenues	125,635		976		126,611	19,521		—		19,521	146,132		—		146,132

Compensation and Benefits	24,115				24,115	8,347				8,347	32,462		40,605	(f)	73,067
Professional Fees	23,892				23,892	3,742				3,742	27,634				27,634
Other Operating Expenses	11,096		(162	)(a)	10,934	3,280				3,280	14,214				14,214
Amortization of Intangibles	—				—	—		3,000	(c)	3,000	3,000				3,000

Total Expenses	59,103		(162)		58,941	15,369		3,000		18,369	77,310		40,605		117,915

Income Before Minority Interest and Income Taxes	66,532		1,138		67,670	4,152		(3,000)		1,152	68,822		(40,605)		28,217
Minority Interest	8		(8	)(a)	—	(1,199)		465	(d)	(734)	(734)		21,415	(g)	20,681

Income Before Income Taxes	66,524		1,146		67,670	5,351		(3,465)		1,886	69,556		(62,020)		7,536
Provision for Income Taxes	3,372		(831	)(b)	2,541	1,969		—	(e)	1,969	4,510		(526	)(h)	3,984

Net Income	$63,152		$1,977		$65,129	$3,382		$(3,465)		$(83)	$65,046		$(61,494)		$3,552

Weighted Average Shares of Class A Common Stock Outstanding:
Basic															4,202	(i)
Diluted															4,202	(i)
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic															$0.85	(i)
Diluted															$0.85	(i)

See notes to unaudited condensed consolidated pro forma statements of income.

	Three Months Ended March 31, 2006
	(dollars in thousands, except per share data)
	Evercore Holdings Historical	Adjustments for Formation			Evercore Post Formation	Protego Historical	Protego Combination Adjustments			Protego as Adjusted	Evercore LP Pro Forma	Adjustments for Offering			Evercore Partners Inc. Pro Forma
						Restated				Restated	Restated				Restated
Advisory Revenue	$32,397	$			$32,397	$2,289	$			$2,289	$34,686	$			$34,686
Investment Management Revenue	13,108		(5,116	)(a)	7,992	789				789	8,781				8,781
Interest Income and Other Revenue	121				121	1,224				1,224	1,345				1,345

Total Revenues	45,626		(5,116)		40,510	4,302				4,302	44,812				44,812
Interest Expense	—		—		—	1,061		—		1,061	1,061		—		1,061

Net Revenues	45,626		(5,116)		40,510	3,241		—		3,241	43,751		—		43,751

Compensation and Benefits	8,759				8,759	1,579				1,579	10,338		11,538	(f)	21,876
Professional Fees	5,668				5,668	622				622	6,290				6,290
Other Operating Expenses	4,279		(15	)(a)	4,264	750				750	5,014				5,014
Amortization of Intangibles	—				—	—		120	(c)	120	120				120

Total Expenses	18,706		(15)		18,691	2,951		120		3,071	21,762		11,538		33,300

Income Before Minority Interest and Income Taxes	26,920		(5,101)		21,819	290		(120)		170	21,989		(11,538)		10,451
Minority Interest	(7)		7	(a)	—	(192)		74	(d)	(118)	(118)		7,818	(g)	7,700

Income Before Income Taxes	26,927		(5,108)		21,819	482		(194)		288	22,107		(19,356)		2,751
Provision for Income Taxes	979		(71	)(b)	908	236			(e)	236	1,144		310	(h)	1,454

Net Income	$25,948		$(5,037)		$20,911	$246		$(194)		$52	$20,963		$(19,666)		$1,297

Weighted Average Shares of Class A Common Stock Outstanding:
Basic															4,202	(i)
Diluted															4,202	(i)
Net Income Available to Holders of Shares of Class A Common Stock Per Share:
Basic															$0.31	(i)
Diluted															$0.31	(i)

See notes to unaudited condensed consolidated pro forma statements of income

Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income (dollars in thousands, unless otherwise noted)

(a)	Adjustment reflects the elimination of the historical results of operations for the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund, specifically, Evercore Founders LLC and Evercore Founders Cayman Limited, which will not be contributed to Evercore LP. See “Organizational Structure—Formation Transaction”. For the year ended December 31, 2005, this adjustment reflects $976 of net losses associated with carried interest and portfolio investments, $8 minority interest, and $162 of general partnership level expenses. For the three months ended March 31, 2006, this adjustment reflects $5,116 of net gains associated with carried interest and portfolio investments, $(7) of minority interest and $15 of general partnership level expenses.
(b)	Adjustment reflects the tax impact on Evercore LP’s New York City Unincorporated Business Tax, or “UBT”, associated with adjustments for the Formation Transaction, including the New York City tax impact of converting the subchapter S corporations to limited liability companies. Since the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities, Evercore’s income has not been subject to U.S. federal and state income taxes. Taxes related to income earned by limited liability companies and partnerships represent obligations of the individual Senior Managing Directors. Income taxes shown on Evercore Holdings’ historical combined statements of income are attributable to the New York City UBT, attributable to Evercore’s operations apportioned to New York City.
(c)	Reflects the amortization of intangible assets acquired in conjunction with the purchase of Protego with an estimated useful life ranging from 0.5 years to five years. The intangible assets with finite useful lives include the following asset types: client backlog and relationships, broker dealer license and non-competition and non-solicitation agreements. See Notes (e) and (o) under “Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition”.
(d)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary that Evercore acquired as part of the Protego Combination.
(e)	For tax purposes, no tax benefit will be realized related to the intangible assets acquired by Evercore LP in conjunction with the Protego Combination. However, a tax benefit will be realized by Evercore Partners Inc. upon consummation of this offering. See Note (h) under “Notes to Unaudited Condensed Consolidated Pro Forma Statements of Income.”
(f)

Historically the entities that form Evercore have been limited liability companies, partnerships or sub-chapter S entities. Accordingly, payments for services rendered by our Senior Managing Directors generally have been accounted for as distributions of members’ capital rather than as compensation expense. Following this offering, we will include all payments for services rendered by our Senior Managing Directors in compensation and benefits expense. Our policy will be to set our total employee compensation and benefits expense at a level not to exceed 50% of our net revenue each year (excluding, for purposes of this calculation, any revenue or compensation and benefits expense relating to gains (or losses) on investments or carried interest), and we initially expect to accrue compensation and benefits expense equal to 50% of our net revenue following this offering. However, we may record compensation and benefits expense in excess of this percentage to the extent that such expense is incurred due to a significant expansion of our business or to any vesting of the partnership units to be held by our Senior Managing Directors or restricted stock units to be received by our non-Senior Managing Director employees at the time of this offering. We may change this policy in the future. An adjustment has been made to Evercore Partners Inc. to reflect total compensation and benefits expense as 50% of net revenue. See Note (y) under “Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition”.

	Year Ended December 31, 2005			Three Months Ended March 31, 2006
	Evercore	Protego	Total	Evercore	Protego	Total
Post Formation Net Revenues	$126,611		$126,611	$40,510		$40,510
Historical Net Revenues		$19,521	19,521		$3,241	3,241

Compensation Expense Threshold – 50%	63,306	9,761	73,067	20,255	1,621	21,876
Historical Compensation and Benefits	(24,115)	(8,347)	(32,462)	(8,759)	(1,579)	(10,338)

Total Pro Forma Compensation and Benefits Expense Adjustment	$39,191	$1,414	$40,605	$11,496	$42	$11,538

(g)	Reflects an adjustment to record the 77.1% minority interest ownership of our Senior Managing Directors in Evercore LP relating to their vested partnership units, assuming 3,995,238 shares of Class A common stock are outstanding after this offering. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis. Evercore Partners Inc.’s interest in Evercore LP is within the scope of EITF 04-5. Although Evercore Partners Inc. will have a minority economic interest in Evercore LP, it will have a majority voting interest and control the management of Evercore LP. Additionally, although the limited partners will have an economic majority of Evercore LP, they will not have the right to dissolve the partnership or substantive kick-out rights or participating rights, and therefore lack the ability to control Evercore LP. Accordingly, Evercore will consolidate Evercore LP and record minority interest for the economic interest in Evercore LP held directly by the Senior Managing Directors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures—Minority Interest”.
(h)	As a limited liability company, partnership or sub-chapter S entity, we were generally not subject to income taxes except in foreign and local jurisdictions. An adjustment has been made to increase our effective tax rate to approximately 44%, that assumes that Evercore Partners Inc. is taxed as a C corporation at the highest statutory rates apportioned to each state, local and/or foreign tax jurisdiction and is reflected net of U.S. federal tax benefit. There is no current foreign tax increase or benefits assumed with the Protego Combination as it relates to the effective tax rate. However, Evercore Partners Inc. will realize deferred tax increases or benefits upon the Protego Combination as it relates to the tax amortization of intangibles and goodwill over a 15 year straight-line basis. The holders of partnership units in Evercore LP, including Evercore Partners Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Evercore LP. In accordance with the partnership agreement pursuant to which Evercore LP will be governed, we intend to cause Evercore LP to make pro rata cash distributions to our Senior Managing Directors and Evercore Partners Inc. for purposes of funding their tax obligations in respect of the income of Evercore LP that is allocated to them. The following table reflects the adjustment to arrive at total income subject to tax for Evercore Partners Inc.:

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
Operating Income	$28,217	$10,451
Less Minority Interest	20,681	7,700

Total Income	$7,536	$2,751

(i)	For the purposes of the pro forma net income per share calculation, the weighted average shares outstanding, basic and diluted, are calculated based on:

	Year Ended December 31, 2005		Three Months Ended March 31, 2006
	Evercore Partners Inc. Pro Forma		Evercore Partners Inc. Pro Forma
	Basic	Diluted	Basic	Diluted
Evercore Partners Inc. Shares of Class A Common Stock	45,238	45,238	45,238	45,238
Evercore Partners Inc. Restricted Stock Units – vested	206,589	206,589	206,589	206,589
Evercore LP Partnership Units – vested (1)	—	—	—	—
New Shares from Offering	3,950,000	3,950,000	3,950,000	3,950,000

Weighted Average Shares of Class A Common Stock Outstanding	4,201,827	4,201,827	4,201,827	4,201,827

(1)	13,430,500 vested Evercore LP partnership units are not included in the calculation of Weighted Average Shares of Class A Common Stock outstanding as they are antidilutive.

Of the 23,136,829 Evercore LP partnership units to be held by parties other than Evercore Partners Inc. immediately following this offering, 13,430,500 will be fully vested and 9,706,329 will be unvested. We have concluded that at the current time it is not probable that the conditions relating to the vesting of these unvested partnership units will be achieved or satisfied and, accordingly, these unvested partnership units are not reflected as outstanding for purposes of calculating the minority interest for the economic interest in Evercore LP held by the limited partners. Any vesting of these unvested partnership units would significantly increase minority interest and reduce our net income and net income per share. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures—Operating Expenses—Employee Compensation and Benefits Expense”.

Basic and diluted net income per share are calculated as follows:

	Year Ended December 31, 2005	Three Months Ended March 31, 2006
	Evercore Partners Inc. Pro Forma	Evercore Partners Inc. Pro Forma
Basic and Diluted Net Income Per Share
Net Income Available to Holders of Shares of Class A Common Stock	$3,552	$1,297
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	4,201,827	4,201,827
Basic and Diluted Net Income Per Share of Class A Common Stock	$0.85	$0.31

The vested Evercore LP partnership units that could potentially dilute basic net income per share were not included in the computation of diluted net income per share because to do so would have been antidilutive for the periods presented. The increase in net income available to holders of shares of Class A common stock due to the elimination of the minority interest associated with vested Evercore LP partnership units (offset by the associated tax effect) that is implied in calculating diluted net income per share assuming the exchange of Evercore LP partnership units for shares of Class A common stock is antidilutive notwithstanding the corresponding increase in weighted average shares of Class A common stock outstanding. We do not expect dilution to result from the exchange of Evercore LP partnership units for shares of Class A common stock.

The shares of Class B common stock have no right to receive dividends or a distribution on liquidation or winding up of Evercore Partners Inc. The shares of Class B common stock do not share in the earnings of Evercore Partners Inc. and no earnings are allocable to such class. Accordingly, pro forma basic and diluted net income per share of Class B common stock have not been presented.

Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition

	As of March 31, 2006
	(dollars in thousands, except per share data)
	Evercore Holdings Historical	Adjustments for Formation			Evercore Post Formation		Protego Historical	Protego Combination Adjustments(m)			Protego As Adjusted	Evercore LP Pro Forma	Adjustments for Offering		Evercore Partners Inc. Pro Forma
							Restated				Restated	Restated			Restated
Cash and Cash Equivalents	$13,804		$(12,285	)(j)(k)	$1,519		$4,082		$(3,628	)(m)	$454	$1,973	$43,034	(u)(v)	$45,007
Financial Instruments Owned and Pledged as Collateral at Fair Value	—		—		—		47,966		—		47,966	47,966	—		47,966
Securities Purchased Under Agreements to Resell	—		—		—		50,033		—		50,033	50,033	—		50,033
Accounts Receivable	16,531		(7,190	)(k)	9,341		1,327		—		1,327	10,668			10,668
Investments at Fair Value	28,191		(19,427	)(j)	8,764		1,322				1,322	10,086			10,086
Goodwill	—				—				29,874	(n)	29,874	29,874			29,874
Intangible Assets	—				—				3,770	(o)	3,770	3,770			3,770
Other Assets	14,950		1,743	(j)	16,693		2,441		(1,911	)(p)	530	17,223	(3,812	)(w)	13,411

Total Assets	$73,476		$(37,159)		$36,317		$107,171		$28,105		$135,276	$171,593	$39,222		$210,815

Short-Term Borrowings	$25,000	$			$25,000		$—	$			$	$25,000	$(25,000	)(v)	$—
Accrued Compensation and Benefits	5,549				5,549		529				529	6,078			$6,078
Accounts Payable and Accrued Expenses	8,312				8,312		595				595	8,907			8,907
Securities Sold Under Agreements to Repurchase	—		—		—		98,030		—		98,030	98,030	—		98,030
Notes Payable	—				—		—		7,000	(q)	7,000	7,000	(7,000	)(v)	—
Other Liabilities	5,911		(1,009	)(j)	4,902		612				612	5,514			5,514

Total Liabilities	44,772		(1,009)		43,763		99,766		7,000		106,766	150,529	(32,000)		118,529

Minority Interest	267		(267	)(j)	—		1,633		(633	)(r)	1,000	1,000	20,064	(x)	21,064

Members’ Capital	28,233		(35,883	)(j)(k)	(7,650	)(l)			27,510	(s)	27,510	19,860	(19,860	)(x)	—
Retained Earnings	—						5,545		(5,545	)(m)(t)	—	—	(4,338	)(y)	(4,338)
Accumulated Other Comprehensive Income	204				204		219		(219	)(t)	—	204	(204	)(x)	—
Class A Common Stock, $0.01 par value per share	—						—				—	—	40	(u)(v)	40
Class B Common Stock, $0.01 par value per share	—						—				—	—	0		0
Restricted Stock Units	—						—						4,338	(y)	4,338
Additional Paid-in-Capital	—						8		(8	)(t)	—	—	71,18	2 (u)(v)(w)	71,182

Total Stockholders’ Equity	28,437		(35,883)		(7,446)		5,772		21,738		27,510	20,064	51,158		71,222

Total Liabilities and Stockholders’ Equity	$73,476		$(37,159)		$36,317		$107,171		$28,105		$135,276	$171,593	$39,222		$210,815

See notes to unaudited condensed consolidated pro forma statement of financial condition.

Notes to Unaudited Condensed Consolidated Pro Forma Statement of Financial Condition (dollars in thousands, unless otherwise noted)

(j)	The cash, investments, other assets, other liabilities, minority interest and members’ capital of the general partners of the Evercore Capital Partners I, Evercore Capital Partners II and Evercore Ventures private equity funds and certain other entities through which Messrs. Altman and Beutner have invested capital in the Evercore Capital Partners I fund are eliminated for the presentation of the unaudited condensed consolidated pro forma statement of financial condition since these entities will not be contributed to Evercore LP. Refer to “Organizational Structure—Formation Transaction”.
(k)	Reflects the pro forma cash distribution of pre-offering profits defined as net income less net income derived from the general partners and certain other entities as described in Note (j) for the period January 1 through the closing of the Formation Transaction, in the amount of $18,023 as of March 31, 2006 to our Senior Managing Directors to be effected prior to this offering. The distributions are to be funded with available cash, with the remainder to be funded by the assignment of interests in certain accounts receivable. The tables below reflect this pro forma distribution of first quarter 2006 profits as of March 31, 2006.

Pre-incorporation Profits	Three months ended March 31, 2006
Evercore Holdings Historical Net Income	$25,948
Less: Net Income of General Partner Not Distributed	(5,108)

Pre-incorporation Profits to be Distributed	$20,840
Partner Distribution made in Q1 2006 Pertaining to Pre-incorporation Profits	(2,817)

Net Pre-incorporation profits distribution	$18,023

Pre-incorporation Profits Consideration	Three months ended March 31, 2006
Accounts Receivable	$7,190
Cash	10,833

Total	$18,023

(l)	The accumulated deficit represents cumulative distributions to members in excess of cumulative book income pertaining to periods prior to January 1, 2006.
(m)	Represents adjustments to recognize the acquisition of Protego, which includes a 70% majority interest in its asset management subsidiary.

The estimated fair value of consideration paid and the assets and liabilities acquired in connection with the Protego Combination were determined to establish the appropriate allocation of purchase price to the acquired assets over liabilities. The total consideration includes the non-interest bearing notes of $7.0 million, 1,760,187 vested Evercore LP units and direct costs incurred with the acquisition transaction. With respect to the $7.0 million in notes to be issued in consideration for the Protego Combination, $6.05 million will be payable in cash and $0.95 million will be payable in shares of Class A common stock valued at the initial public offering price per share in this offering. Based on the initial public offering price of $21.00 per share, we will issue 45,238 shares of Class A common stock upon repayment of such notes at the closing of this offering. The methodology to determine the estimated value of the vested Evercore LP units was to estimate the total value of the combined entity post Formation Transaction, including Protego, as of the date the contribution and sale agreement for the Protego Combination was signed and then multiply that percentage ownership implied by the vested units issued with respect to the Protego Combination to calculate the value of those partnership units. The purchase price was allocated to the acquired assets and liabilities based on fair value with any residual unallocated purchase price assigned to goodwill. The purchase price does not include 351,362 unvested Evercore LP partnership units issued by Evercore LP in connection with the acquisition, for which, among other things, employee service subsequent to the consummation date of the acquisition is required in order for the units to vest. The unvested partnership units of Evercore LP will be treated as expense and not part of the purchase price consideration. Expense will be charged at the time a vesting event occurs or, if earlier, at the time a vesting event becomes probable. The expense will be based on the grant date fair value of the partnership units of Evercore LP, which will be the initial public offering price of the Class A common stock into which these partnership units are exchangeable. 50% of these unvested partnership units will vest if and when Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date the Reorganization is affected. 100% of the unvested Evercore LP partnership units issued will vest upon the earliest to occur of the following events:

•

When Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, cease to beneficially own at least 50% of the aggregate Evercore LP partnership units owned by them on the date of the partnership agreement;

•	A change of control of Evercore; or
•	Two of Messrs. Altman, Beutner and Aspe are not employed by, or do not serve as a director of, Evercore Partners Inc. or one of its affiliates within a 10-year period following this offering.

In addition, 100% of the unvested Evercore LP partnership units held by a Senior Managing Director will vest if such Senior Managing Director dies or becomes disabled while in our employ. Our Equity Committee, which is comprised of Messrs. Altman, Beutner and Aspe, with our concurrence, may also accelerate vesting of unvested Evercore LP partnership units.

A final determination of required purchase accounting adjustments, including the allocation of the purchase price, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with these unaudited condensed consolidated pro forma financial statements are preliminary and have been made solely for the purposes of developing such condensed consolidated pro forma financial statements. At this time, we do not expect that the value of any of the identifiable, definite-lived intangibles will change in a material manner between the time the preliminary valuation was performed and the closing of the transaction when the final valuation will be completed. Additionally, we do not expect any material changes in the value of any of the other assets acquired and liabilities assumed in conjunction with the Protego Combination. We do not expect any uncertainties regarding amortization periods to have a material impact on our financials.

Estimated Purchase Price
Non-Interest Bearing Evercore LP Notes	$7,000
Evercore LP Partnership Units (vested)	27,510
Acquisition Costs	1,911

Estimated Purchase Price	$36,421

Estimated Purchase Price Allocation
Cash	$4,082
Less: Pre-Protego Combination Profits Distribution	(3,628)

Net Cash	454

Financial Instruments Owned and Pledged as Collateral at Fair Value	47,966
Securities Purchased Under Agreements to Resell	50,033
Accounts Receivable	1,327
Investments	1,322
Intangible Assets	3,770
Other Assets	2,441
Other Current Liabilities	(1,736)
Securities Sold Under Agreements to Repurchase	(98,030)
Minority Interest	(1,000)

Identifiable Net Assets	6,547

Goodwill	$29,874

Pursuant to the agreement with Protego, the above calculation reflects a pro forma cash distribution of pre-Protego Combination profits to the Protego Directors prior to this offering. The distributions are to be funded with available cash, with the remainder to be funded with notes or an assignment of certain accounts receivable. The table above reflects this pro forma distribution as of March 31, 2006. Under a service agreement with a Director who ceased to be employed by Protego in June 2006, Protego will be required to make a payment of up to $2.6 million. The associated expense will reduce Protego’s pre-Protego Combination profits and accordingly reduce Protego’s pre-Protego Combination profits distribution.

(n)	Reflects the residual value of goodwill attributable to the acquisition. Goodwill is based on a provisional purchase price allocation and is equal to the purchase price in excess of the estimated fair value of identifiable net assets acquired, as set forth in Note (m). For tax purposes, such amounts will be amortized straight-line over a fifteen year period.
(o)	Reflects the fair value of intangible assets acquired. Such amount will be amortized over the estimated useful lives of the intangible assets which have been assumed to range from 0.5 to five years for financial statement accounting purposes and fifteen years for tax purposes of these condensed consolidated pro forma financial statements.
(p)	Reflects the elimination of direct costs which have been capitalized in Evercore’s historical statement of financial condition, associated with the acquisition of Protego incurred prior to March 31, 2006. These costs have been added to the estimated purchase price. See Note (m).
(q)	Reflects the issuance of the aggregate principal amount of non-interest bearing Evercore LP notes that are payable in cash of $6.1 million, and $0.9 million of Class A common stock immediately following the closing of this offering (the “Evercore LP Notes”).
(r)	Reflects an adjustment to eliminate a minority interest of 19% in Protego’s asset management subsidiary acquired by Evercore as part of the Protego Combination.
(s)	Reflects the fair value of 1,760,187 vested Evercore LP partnership units issued in connection with the purchase of Protego.
(t)	Reflects the elimination of Protego’s shareholder equity accounts including retained earnings, accumulated other comprehensive income and additional paid-in-capital.
(u)	Reflects net proceeds from the sale by us of 3,950,000 shares of Class A common stock pursuant to this offering at the initial public offering price of $21.00 per share of Class A common stock, less underwriting discounts and commissions and estimated expenses payable in connection with this offering and the related transactions.
(v)	Reflects repayment of the Evercore LP Notes issued to effect the Protego Combination using net proceeds from this offering of $6.1 million and the issuance of $0.9 million of Class A common stock and repayment of the outstanding amount under our line of credit of $25 million.

(w)	Reflects the elimination of direct costs incurred through March 31, 2006 of this offering.
(x)	Reflects a minority interest adjustment for the ownership of vested Evercore LP partnership units held directly by our Senior Managing Directors, assuming 3,950,000 shares of Class A common stock are issued in connection with this offering. Partnership units of Evercore LP are, subject to certain limitations, exchangeable into shares of Class A common stock of Evercore Partners Inc. on a one-for-one basis.
(y)	Reflects the anticipated one-time grant of restricted stock units. We intend to grant 2,300,000 restricted stock units to our non-Senior Managing Director employees at the time of this offering. 206,589 of the restricted stock units will be fully vested and, as a result, we will record compensation and benefits expense at the time of this offering equal to the value of these fully vested restricted stock units. Such expense has been excluded from the unaudited condensed consolidated pro forma statements of income as the charge is a non-recurring charge directly attributable to the acquisition. The remaining 2,093,411 of these restricted stock units will be unvested and will vest only upon the same conditions as the unvested partnership units of Evercore LP issued in connection with the Formation Transaction and the Protego Combination described above. If and when these unvested restricted stock units vest, we will record compensation and benefits expense at the time of vesting equal to the grant date fair value of the Class A common stock of Evercore Partners Inc. deliverable pursuant to such restricted stock units, which would be calculated based on the initial public offering price of the Class A common stock. As a result, based on the initial public offering price of $21.00 per share, we will record compensation expense at the time of this offering equal to the fair value of the vested restricted stock units issued of $4.3 million and would record additional compensation expense at the time of vesting of the unvested restricted stock units of $44.0 million if all such unvested restricted stock units were to vest.